Parker Drilling Reports Third Quarter 2011 Results

Company earns $0.18 per diluted share

HOUSTON, Nov. 3, 2011 /PRNewswire/ -- Parker Drilling (NYSE-PKD), a drilling contractor and service provider, today reported results for the period ended September 30, 2011. The Company's results for the 2011 third quarter included net income of $20.7 million or $0.18 per diluted share on revenues of $176.6 million, compared with net income of $0.5 million or $0.00 per diluted share on revenues of $172.0 million for the 2010 third quarter. (Net income represents net income attributable to Parker Drilling Company). Excluding the effects of non-routine items the Company reported net income of $21.7 million or $0.18 per diluted share compared with similarly adjusted 2010 third quarter net income of $1.1 million or $0.01 per diluted share. Adjusted EBITDA, excluding non-routine items, was $70.5 million, compared with $36.2 million for the prior year's third quarter.

(Logo: http://photos.prnewswire.com/prnh/20050620/PARKERDRILLINGLOGO)

"Our third quarter performance reflects the continued growth of North American rental tool demand, further strengthening of the Gulf of Mexico barge drilling market, developing improvements in some international areas and additional project management revenues," said Parker Drilling President and Chief Executive Officer, David Mannon. "We achieved these results through our ongoing commitment to meet customers' growing need for drill pipe, to align our barge rig fleet availability with customers' drilling intentions, and to provide performance-oriented drilling solutions for selected international opportunities."

Third Quarter Highlights

  Parker's Rental Tools segment continued to grow revenues and expand gross margin.  (Segment gross margins exclude depreciation and amortization expense).  Further investments in drill pipe inventory were made to meet continued strong customer demand.
  The Company's U.S. barge drilling fleet realized increases in average dayrate and fleet utilization, compared with both the prior quarter and the prior year's third quarter.
  The International Drilling segment had two previously idle rigs begin operating during the quarter.  In addition, two idle rigs in Algeria received tender awards during the period.
  Parker was awarded a three-year Operations and Maintenance (O&M) contract for the Talisman-owned Coral Sea heli-rig during the third quarter.

"Our primary markets appear to have established some momentum. Customer demand for drill pipe in the North American shale plays continues to grow, and our investment in inventory for this market is only beginning to catch up to demand. We have continued interest from operators in securing shallow water Gulf of Mexico barge drilling rigs for multi-well programs, which has supported improved rig fleet utilization and dayrates. In some international markets the increased tendering that occurred in prior periods has begun to lead to tender awards, though this is still somewhat tentative. We are encouraged by the growing need for development of oil and gas properties in challenging environments which continues to expand the interest in fit-for-purpose drilling solutions. We believe Parker will continue to benefit from these trends as we deploy our operating strategy," commented Mannon.

Third Quarter Review

Parker's revenues for the 2011 third quarter were $176.6 million compared with 2010 third quarter revenues of $172.0 million. The Company's 2011 third quarter gross margin, before depreciation and amortization expense, was $77.7 million compared with 2010 third quarter gross margin of $42.3 million, while gross margin as a percentage of revenues increased to 44.0 percent from 24.6 percent for the 2010 third quarter. The 2011 third quarter results included the impact of $1.5 million, pre-tax, of non-routine expenses related to the ongoing U.S. regulatory investigations and Parker's internal review regarding possible violations of the Foreign Corrupt Practices Act and other laws. These non-routine expenses reduced after-tax earnings by $1.0 million. The results for the 2010 third quarter included non-routine, after-tax expenses of $0.6 million. Details of the non-routine items are provided in the attached financial tables.

  Rental Tools revenues increased 30 percent to $62.4 million from $48.1 million, segment gross margin rose to $43.7 million from $31.5 million, and segment gross margin as a percent of revenues rose to 70.1 percent from 65.5 percent.  Demand for drill pipe and related products for U.S. drilling applications, particularly from operators drilling shale plays, continued to expand.  In addition, the level of international and deepwater Gulf of Mexico placements has increased. Parker's Rental Tool segment continued to acquire tubular inventory during the quarter and to strategically position its products across its locations to efficiently serve its customers in the U.S. land and Gulf of Mexico markets.
  U.S. Drilling revenues increased 94 percent to $28.9 million from $14.9 million, segment gross margin rose to $11.5 million from $1.6 million, and segment gross margin as a percent of revenues increased to 39.7 percent from 11.0 percent. Steady drilling activity in the U.S. Gulf of Mexico during the period led to better rig fleet utilization.  In addition, Parker's barge rig fleet achieved an increase in its average dayrate for the period.  For the quarter, the business had an average of 10.7 barge rigs employed, compared with an average of approximately 7.6 barge rigs employed in the 2010 third quarter.  The Company's barge rig fleet average dayrate was $28,200 for the 2011 third quarter and $20,000 for the 2010 third quarter.
  International Drilling revenues declined 4 percent to $51.4 million from $53.6 million for the prior year's third quarter, segment gross margin rose to $14.6 million compared with $2.3 million, and segment gross margin as a percent of revenues improved to 28.4 percent from 4.3 percent.  The decline in revenues reflects the impact of a lump-sum early termination payment included in the prior year's third quarter results.  Excluding this, revenues increased as higher average dayrates in each of the regions offset the effect of lower fleet utilization in the Americas and CIS/AME regions. Average rig fleet utilization for the 2011 third quarter was 46 percent, compared with 49 percent for the prior year's third quarter.  Three rigs located in the Asia Pacific region were removed from the active rig fleet at year-end 2010, reducing the region's fleet to five rigs and Parker's overall international fleet to 27 rigs. Adjusted for this change, the prior year's rig fleet utilization was 54 percent.  For the 2011 third quarter, the ten-rig Americas regional fleet operated at 73 percent average utilization, the eleven-rig CIS/AME regional fleet operated at 27 percent average utilization and the five-rig Asia Pacific regional fleet operated at 46 percent average utilization.  (Additional rig fleet information is available on Parker's website).
  Project Management and Engineering Services revenues increased 23 percent to $34.0 million from $27.6 million for the prior year's third quarter.  Segment gross margin increased to $7.9 million from $7.2 million and segment gross margin as a percent of revenues declined to 23.3 percent from 26.2 percent.  The revenue increase was primarily from higher amounts of reimbursed expenses for the combined Sakhalin Island projects; new revenues from the Coral Sea Operations and Maintenance contract awarded to Parker earlier in 2011; and an increase in project engineering work for prospective customer programs.
  Construction Contract segment recorded no revenues or gross margin for the 2011 third quarter, compared with $27.8 million of revenues and a segment gross margin loss of $0.3 million in the prior year's third quarter.  The construction contract for the Liberty rig ended in the 2011 first quarter and project-related work since then has been included in the Project Management and Engineering Services segment.

2011 Year-to-Date Summary

The Company's results for the first nine months of 2011 included net income of $39.7 million or $0.34 per diluted share on revenues of $505.6 million, compared with the prior year's first nine month net loss of $1.1 million or $0.01 per diluted share on revenues of $486.2 million. Excluding the effects of non-routine items the Company reported adjusted net income of $42.8 million or $0.37 per diluted share compared with similarly adjusted 2010 year-to-date net income of $7.2 million or $0.06 per diluted share. Adjusted EBITDA, excluding non-routine items, was $175.9 million for the first nine months of 2011 and $115.4 million for the same period of the prior year.

Results for the first nine months of 2011 included the impact of $4.7 million, pre-tax, of non-routine expenses related to the ongoing U.S. regulatory investigations and Parker's internal review regarding possible violations of the Foreign Corrupt Practices Act and other laws. These non-routine expenses reduced after-tax earnings by $3.0 million or $0.03 per diluted share. Earnings for the comparable period of 2010 included $8.2 million of after-tax expense, or $0.07 per diluted share, for non-routine items.

Cash Flow and Capitalization

Capital expenditures were $44.7 million for the 2011 third quarter and $141.8 million for the nine months ended September 30, 2011. Year-to-date capital expenditures included $69.0 million for the construction of Parker's two newbuild arctic land rigs for Alaska and $54.3 million for the purchase of tubular goods and other rental equipment.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. CDT (11:00 a.m. EDT) on Thursday, November 3, 2011, to discuss its reported results. Those interested in listening to the call by telephone may do so by dialing (480) 629-9722. The call can also be accessed through the Investor Relations section of the Company's website at http://www.parkerdrilling.com. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from Nov. 3 through Nov. 10 by dialing (303) 590-3030 and using the access code 4477680#.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rig utilization and dayrates; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs for operation; the strengthening of the Company's financial position; increases in market share; outcomes of legal proceedings and investigations; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions that could adversely affect market conditions, fluctuations in oil and natural gas prices that could reduce the demand for drilling services, changes in laws or government regulations that could adversely affect the cost of doing business, our ability to refinance our debt and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. See "Risk Factors" in the Company's Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools and project management services to the energy industry. Parker's international fleet includes 25 land rigs and two offshore barge rigs, and its U.S. fleet includes 13 barge rigs in the U.S. Gulf of Mexico. The Company's rental tools business supplies premium equipment to operators on land and offshore in the U.S. and select international markets. More information about Parker Drilling can be found at http://www.parkerdrilling.com. Included in the Investor Relations section of the Company's website are operating status reports for Parker Drilling's Rental Tools segment and its international and U.S. rig fleets, updated monthly.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS	(Dollars in Thousands)
CURRENT ASSETS
Cash and Cash Equivalents	$ 103,083	$ 51,431
Accounts and Notes Receivable, Net	176,564	168,876
Rig Materials and Supplies	28,521	25,527
Deferred Costs	4,377	2,229
Deferred Income Taxes	8,349	9,278
Assets held for sale	5,287	5,287
Other Current Assets	54,240	105,496
TOTAL CURRENT ASSETS	380,421	368,124

PROPERTY, PLANT AND EQUIPMENT, NET	872,366	816,147

OTHER ASSETS
Deferred Income Taxes	32,750	61,016
Other Assets	22,831	29,268
TOTAL OTHER ASSETS	55,581	90,284

TOTAL ASSETS	$ 1,308,368	$ 1,274,555

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$ 144,224	$ 12,000
Accounts Payable and Accrued Liabilities	147,649	163,263
TOTAL CURRENT LIABILITIES	291,873	175,263

LONG-TERM DEBT	343,000	460,862

LONG-TERM DEFERRED TAX LIABILITY	8,605	20,171

OTHER LONG-TERM LIABILITIES	32,245	30,193

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	633,209	588,313
Noncontrolling interest	(564)	(247)
TOTAL EQUITY	632,645	588,066
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,308,368	$ 1,274,555

Current Ratio	1.30	2.10

Total Debt as a Percent of Capitalization	43%	45%

Book Value Per Common Share	$ 5.41	$ 5.05

PARKER DRILLING COMPANY
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Dollars in Thousands)		(Dollars in Thousands)
REVENUES:
International Drilling	$ 51,352	$ 53,614	$ 136,107	$ 170,421
U.S. Drilling	28,895	14,929	70,876	45,352
Rental Tools	62,388	48,114	173,197	123,288
Project Management and Engineering Services	33,954	27,599	115,762	78,403
Construction Contract	-	27,773	9,638	68,695
TOTAL REVENUES	176,589	172,029	505,580	486,159

OPERATING EXPENSES:
International Drilling	36,775	51,312	105,378	137,908
U.S. Drilling	17,429	13,287	48,307	39,801
Rental Tools	18,682	16,583	54,539	43,477
Project Management and Engineering Services	26,026	20,378	93,651	61,640
Construction Contract	-	28,122	8,867	69,362
Depreciation and Amortization	27,581	28,904	82,511	86,504
TOTAL OPERATING EXPENSES	126,493	158,586	393,253	438,692

TOTAL OPERATING GROSS MARGIN	50,096	13,443	112,327	47,467

General and Administrative Expense	(8,760)	(7,064)	(23,742)	(24,033)
Gain on Disposition of Assets, Net	623	1,176	1,993	3,560
TOTAL OPERATING INCOME	41,959	7,555	90,578	26,994

OTHER INCOME AND (EXPENSE):
Interest Expense	(5,591)	(6,391)	(17,208)	(20,509)
Gain/(Loss) on fair value of derivative positions	(49)	-	(186)	-
Interest Income	29	46	208	198
Loss on extinguishment of debt	-	-	-	(7,209)
Other Income (Expense)	(657)	68	(522)	325
TOTAL OTHER INCOME AND (EXPENSE)	(6,268)	(6,277)	(17,708)	(27,195)

INCOME (LOSS) BEFORE INCOME TAXES	35,691	1,278	72,870	(201)

INCOME TAX EXPENSE (BENEFIT)
Current	2,500	(3,104)	13,609	5,536
Deferred	12,542	3,890	19,736	(4,685)
TOTAL INCOME TAX EXPENSE (BENEFIT)	15,042	786	33,345	851

NET INCOME (LOSS)	20,649	492	39,525	(1,052)
Less: net loss attributable to noncontrolling interest	(76)	-	(202)	-
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$ 20,725	$ 492	$ 39,727	$ (1,052)

EARNINGS PER SHARE - BASIC
Net Income (loss)	$ 0.18	$ 0.00	$ 0.34	$ (0.01)

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$ 0.18	$ 0.00	$ 0.34	$ (0.01)

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	116,416,011	114,507,431	115,899,959	114,111,198
Diluted	117,425,764	116,235,867	116,912,367	114,111,198

PARKER DRILLING COMPANY
Selected Financial Data
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2011	2010	2011
	(Dollars in Thousands)
REVENUES:
International Drilling	$ 51,352	$ 53,614	$ 42,671
U.S. Drilling	28,895	14,929	26,060
Rental Tools	62,388	48,114	58,490
Project Management and Engineering Services	33,954	27,599	45,591
Construction Contract	-	27,773	-
Total Revenues	176,589	172,029	172,812

OPERATING EXPENSES:
International Drilling	36,775	51,312	33,915
U.S. Drilling	17,429	13,287	16,859
Rental Tools	18,682	16,583	17,719
Project Management and Engineering Services	26,026	20,378	37,559
Construction Contract	-	28,122	(1,515)
Total Operating Expenses	98,912	129,682	104,537

OPERATING GROSS MARGIN:
International Drilling	14,577	2,302	8,756
U.S. Drilling	11,466	1,642	9,201
Rental Tools	43,706	31,531	40,771
Project Management and Engineering Services	7,928	7,221	8,032
Construction Contract	-	(349)	1,515
Depreciation and Amortization	(27,581)	(28,904)	(27,332)
Total Operating Gross Margin	50,096	13,443	40,943

General and Administrative Expense	(8,760)	(7,064)	(8,094)
Gain on Disposition of Assets, Net	623	1,176	366
TOTAL OPERATING INCOME	$ 41,959	$ 7,555	$ 33,215

Marketable Rig Count Summary
As of September 30, 2011

Total

U.S. Gulf of Mexico Barge Rigs
Intermediate	4
Deep	9
Total U.S. Gulf of Mexico Barge Rigs	13

International Land and Barge Rigs
Asia Pacific	5
Americas	10
CIS/AME	11
Other	1
Total International Land and Barge Rigs	27

Total Marketable Rigs	40

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Net Income (Loss) Attributable to Controlling Interest	$ 20,725	$ 14,173	$ 4,827	$ (13,409)	$ 492
Adjustments:
Income Tax (Benefit) Expense	15,042	13,464	4,839	25,362	786
Total Other Income and Expense	6,268	5,636	5,803	6,196	6,277
Loss/(Gain) on Disposition of Assets, Net	(623)	(366)	(1,004)	(1,060)	(1,176)
Depreciation and Amortization	27,581	27,332	27,599	28,526	28,904
Provision for Reduction in Carrying Value of Certain Assets	-	-	-	1,952	-

Adjusted EBITDA	$ 68,993	$ 60,239	$ 42,064	$ 47,567	$ 35,283

Adjustments:
Non-routine Items	1,517	2,451	685	460	930

Adjusted EBITDA after Non-routine Items	$ 70,510	$ 62,690	$ 42,749	$ 48,027	$ 36,213

PARKER DRILLING COMPANY
Reconciliation of Non-Routine Items *
(Unaudited)
(Dollars in Thousands, except Per Share)

	Three Months Ending	Nine Months Ending
	September 30, 2011	September 30, 2011

Net income attributable to controlling interest	$ 20,725	$ 39,727
Earnings per diluted share	$ 0.18	$ 0.34

Adjustments:
U.S. regulatory investigations / legal matters	1,517	4,654
Total adjustments	$ 1,517	$ 4,654
Tax effect of non-routine adjustments	(531)	(1,629)
Net non-routine adjustments	$ 986	$ 3,025

Adjusted net income attributable to controlling interest	$ 21,711	$ 42,752
Adjusted earnings per diluted share	$ 0.18	$ 0.37

	Three Months Ending	Nine Months Ending
	September 30, 2010	September 30, 2010
Net income (loss) attributable to controlling interest	$ 492	$ (1,052)
Earnings per diluted share	$ 0.00	$ (0.01)

Adjustments:
Extinguishment of debt	-	7,209
U.S. regulatory investigations / legal matters**	930	5,435
Total adjustments	$ 930	$ 12,644
Tax effect of non-routine adjustments	(326)	(4,425)
Net non-routine adjustments	$ 605	$ 8,219

Adjusted net income attributable to controlling interest	$ 1,097	$ 7,167
Adjusted earnings per diluted share	$ 0.01	$ 0.06

*

Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

**	Amended to include comparable expenses in all periods.

CONTACT: Investors, Richard Bajenski, Director, Investor Relations, +1-281-406-2030, or Media, Stephanie Dixon, Manager, Public Relations, +1-281-406-2212, both of Parker Drilling Company